Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 22% TO $15.70 BILLION

SEATTLE—(BUSINESS WIRE)—July 25, 2013—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2013.

Operating cash flow increased 41% to $4.53 billion for the trailing twelve months, compared with $3.22 billion for the trailing twelve months ended June 30, 2012. Free cash flow decreased 76% to $265 million for the trailing twelve months, compared with $1.10 billion for the trailing twelve months ended June 30, 2012. Free cash flow for the trailing twelve months ended June 30, 2013 includes fourth quarter 2012 cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.

Common shares outstanding plus shares underlying stock-based awards totaled 474 million on June 30, 2013, compared with 468 million one year ago.

Net sales increased 22% to $15.70 billion in the second quarter, compared with $12.83 billion in second quarter 2012. Excluding the $392 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 25% compared with second quarter 2012.

Operating income decreased 26% to $79 million in the second quarter, compared with $107 million in second quarter 2012. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $18 million.

Net loss was $7 million in the second quarter, or $0.02 per diluted share, compared with net income of $7 million, or $0.01 per diluted share, in second quarter 2012.

“We’re so grateful to our customers for their response to Kindle devices and our digital ecosystem. This past quarter, our top 10 selling items worldwide were all digital products – Kindles, Kindle Fire HDs, accessories and digital content,” said Jeff Bezos, founder and CEO of Amazon.com. “The Kindle service keeps getting better. The Kindle Store now offers millions of titles including more than 350,000 exclusives that you won’t find anywhere else. Prime Instant Video has surpassed 40,000 titles, including many premium exclusives like Downton Abbey and Under the Dome. And we’ve added more than a thousand books, games, educational apps, movies and TV shows to Kindle FreeTime Unlimited, bringing together in one place all the types of content kids and parents love.”

Highlights

•

Amazon and Viacom Inc. announced an expanded multi-year, multi-national digital video licensing agreement to bring hundreds of TV shows and thousands of TV episodes from Viacom to Prime Instant Video, including a collection of TV shows that customers won’t find on any other digital video subscription service. Prime members now have unlimited instant streaming access to popular kids’ titles such as Dora the Explorer and SpongeBob SquarePants, along with top-rated shows from MTV and COMEDY CENTRAL.

•

Amazon announced expanded multi-year licensing agreements with NBCUniversal Cable & New Media Distribution and PBS Distribution, bringing popular TV shows to Prime Instant Video such as Grimm, Suits, NOVA, and Masterpiece. Prime Instant Video now includes more than 41,000 movies and TV episodes that are available for Prime members to watch at no additional charge.

•

Comedy pilots Alpha House and Betas, along with kids pilots Annebots, Creative Galaxy and Tumbleaf, have been given the greenlight to begin production on a full series of episodes that will air exclusively on Prime Instant Video later this year and in early 2014.

•

Amazon announced that since launch, Kindle FreeTime Unlimited has already added more than a thousand books, games, educational apps, movies and TV shows, including popular kids’ titles from Disney, Warner Bros. Interactive Entertainment, Electronic Arts and more. Kindle FreeTime Unlimited brings together for the first time all the types of content kids and parents love into one simple, unlimited, easy-to-use service for kids ages 3-8.

•

Amazon announced that the Amazon Appstore is now available to millions of customers in nearly 200 countries, giving them access to apps and games from top brands like Disney and Electronic Arts, new releases including “Angry Birds Friends” and all-time favorites like “Temple Run 2”. Customers around the world can now buy apps and games directly from the Amazon Appstore on Macs, PCs or Android phones and tablets, including Kindle Fire.

•

Amazon announced that customers can now use Amazon Coins to purchase apps, games and in-app items in the Amazon Appstore and on Kindle Fire. For customers, Amazon Coins is an easy way to purchase apps and in-app items on Kindle Fire, and for developers it’s another opportunity to drive traffic, downloads and increased monetization. With discounts of up to 10% for purchasing Coins in bulk, it’s also an opportunity for customers to save money on their app and game purchases.

•

Amazon Publishing announced Kindle Worlds, the new publishing model that allows any writer to publish authorized stories inspired by popular Worlds and make them available for readers to purchase in the Kindle Store, and earn up to a 35% royalty while doing so.

•	Amazon Publishing announced that Oliver Pötzsch has become the first Amazon Publishing author to sell 1 million copies in combined print, audio, and Kindle English language editions worldwide.

•

Amazon announced that Kindle Fire HD and Kindle Fire HD 8.9” are now available to customers in over 170 countries and territories around the world through Amazon.com, giving customers access to millions of apps, games, books, audiobooks and magazines, including more than 350,000 books that are exclusive to the Kindle Store.

•

Amazon introduced Kindle Paperwhite and Kindle Fire HD in China, available both online at amazon.cn and popular retail locations. Customer response to this launch significantly exceeded expectations and product went out of stock in many retail outlets within the first week.

•

Amazon announced that Kindle Fire HD is now available for customers to purchase in Canada at www.amazon.ca and select retailers. In addition, Kindle Paperwhite and Kindle Fire HD are now available for customers to purchase in India at www.amazon.in and select retailers.

•

Amazon announced new accessibility features for the free Kindle for iOS reading app, making it easier than ever for blind and visually impaired customers to navigate their Kindle libraries, read and interact with their books and more. Similar accessibility enhancements will be available on additional platforms in the future.

•

Amazon announced the launch of its marketplace in India, www.amazon.in, providing customers a convenient and trustworthy online shopping experience and Indian retailers of all sizes a robust and scalable platform to sell their products online with no listing fees and pay-as-you-go fulfillment services.

•

Goodreads announced it now has over 20 million members – up from 10 million in less than one year. Goodreads is a leading site for readers and book recommendations that helps people find and share books they love. Goodreads members can discover new books by seeing what their friends are reading or by using the Goodreads Book Recommendation Engine; share ratings and recommendations; track what they have read, and list what they want to read.

•

As part of its Amazon Career Choice Program, Amazon is increasing the amount it will pre-pay for hourly employees to pursue associate degrees or vocational certifications. The program is designed to expand the choices available to its employees in well-paying high demand careers, whether its building a career at Amazon or as a step towards a career in another industry, such as computer and information technology, health and sciences, and accounting. Amazon will pre-pay an eligible employee’s tuition up to $3,000 per year or up to $12,000 over four years.

•

Amazon Web Services (AWS) became the first major cloud provider to achieve FedRAMP Compliance which recognizes the ability of AWS to meet extensive security requirements and compliance mandates for running sensitive US government applications and protecting data. FedRAMP certification simplifies and speeds the ability for government agencies to evaluate and adopt AWS for a wide range of applications and workloads.

•

AWS announced the launch of the AWS Certification Program, which recognizes IT professionals that possess the skills and technical knowledge necessary for building and maintaining applications and services on the AWS Cloud. AWS Certifications help organizations identify candidates and consultants who are proficient at architecting and developing for the cloud.

•

AWS further enhanced its security and identity management capabilities across several services – introducing resource-level permissions for Amazon Elastic Compute Cloud (EC2) and Amazon Relational Database Service (RDS), adding identity federation to AWS Identity and Access Management (IAM), extending Amazon Simple Storage Service (S3) Server Side Encryption support to Amazon Elastic Map Reduce (EMR), and adding custom SSL certificate support for CloudFront. These enhancements give customers more granular security controls over their AWS deployments, applications and sensitive data.

•

AWS announced it had lowered prices by up to 80% on Amazon EC2 Dedicated Instances, instances that run on single-tenant hardware dedicated to a single customer account. In addition, AWS lowered prices on Amazon RDS instances with On-Demand price reductions of up to 28% and Reserved Instance (RI) price reductions of up to 27%.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 25, 2013, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Third Quarter 2013 Guidance

•	Net sales are expected to be between $15.45 billion and $17.15 billion, or to grow between 12% and 24% compared with third quarter 2012.

•	Operating loss is expected to be between $440 million and $65 million, compared to $28 million in third quarter 2012.

•

This guidance includes approximately $340 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions, and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, payments, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle Paperwhite is the most-advanced e-reader ever constructed with 62% more pixels and 25% increased contrast, a patented built-in front light for reading in all lighting conditions, extra-long battery life, and a thin and light design. The new latest generation Kindle, the lightest and smallest Kindle, now features new, improved fonts and faster page turns. Kindle Fire HD features a stunning custom high-definition display, exclusive Dolby audio with dual stereo speakers, high-end, laptop-grade Wi-Fi with dual-band support, dual-antennas and MIMO for faster streaming and downloads, enough storage for HD content, and the latest generation processor and graphics engine—and it is available in two display sizes—7” and 8.9”. The large-screen Kindle Fire HD is also available with 4G wireless, and comes with a groundbreaking $49.99 introductory 4G LTE data package. The all-new Kindle Fire features a 20% faster processor, 40% faster performance, twice the memory, and longer battery life.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br and amazon.in. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012	2013	2012
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$4,481	$2,288	$8,084	$5,269	$2,335	$2,047
OPERATING ACTIVITIES:
Net income (loss)	(7)	7	75	137	(101)	377
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	756	485	1,457	942	2,673	1,579
Stock-based compensation	298	221	526	381	978	684
Other operating expense (income), net	32	32	63	79	139	158
Losses (gains) on sales of marketable securities, net	—	(2)	—	(4)	(6)	(10)
Other expense (income), net	42	(19)	110	(4)	367	(58)
Deferred income taxes	21	(43)	(58)	(81)	(243)	20
Excess tax benefits from stock-based compensation	—	(85)	—	(125)	(304)	(126)
Changes in operating assets and liabilities:
Inventories	(30)	(124)	505	622	(1,116)	(1,224)
Accounts receivable, net and other	(211)	(166)	518	580	(922)	(572)
Accounts payable	—	180	(4,187)	(4,078)	1,962	1,453
Accrued expenses and other	(77)	59	(780)	(470)	728	716
Additions to unearned revenue	516	382	1,200	779	2,217	1,376
Amortization of previously unearned revenue	(460)	(333)	(921)	(602)	(1,840)	(1,151)

Net cash provided by (used in) operating activities	880	594	(1,492)	(1,844)	4,532	3,222
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(855)	(657)	(1,526)	(1,043)	(4,267)	(2,123)
Acquisitions, net of cash acquired, and other	(148)	(624)	(251)	(673)	(323)	(770)
Sales and maturities of marketable securities and other investments	696	1,251	1,296	2,989	2,544	5,864
Purchases of marketable securities and other investments	(1,113)	(565)	(1,888)	(1,417)	(3,774)	(4,485)

Net cash provided by (used in) investing activities	(1,420)	(595)	(2,369)	(144)	(5,820)	(1,514)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	—	85	—	125	304	126
Common stock repurchased	—	—	—	(960)	—	(1,237)
Proceeds from long-term debt and other	81	123	107	190	3,274	242
Repayments of long-term debt, capital lease, and finance lease obligations	(290)	(141)	(473)	(293)	(748)	(483)

Net cash provided by (used in) financing activities	(209)	67	(366)	(938)	2,830	(1,352)
Foreign-currency effect on cash and cash equivalents	(28)	(19)	(153)	(8)	(173)	(68)

Net increase (decrease) in cash and cash equivalents	(777)	47	(4,380)	(2,934)	1,369	288
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,704	$2,335	$3,704	$2,335	$3,704	$2,335

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$39	$8	$52	$14	$68	$22
Cash paid for income taxes (net of refunds)	34	20	120	39	193	66
Property and equipment acquired under capital leases	447	207	787	356	1,233	699
Property and equipment acquired under build-to-suit leases	244	15	394	31	392	125

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net product sales	$12,752	$10,791	$26,023	$22,040
Net services sales	2,952	2,043	5,751	3,979

Total net sales	15,704	12,834	31,774	26,019
Operating expenses (1):
Cost of sales	11,209	9,488	23,010	19,515
Fulfillment	1,837	1,356	3,633	2,651
Marketing	675	537	1,307	1,017
Technology and content	1,586	1,082	2,969	2,027
General and administrative	286	232	531	432
Other operating expense (income), net	32	32	64	79

Total operating expenses	15,625	12,727	31,514	25,721

Income from operations	79	107	260	298
Interest income	9	10	19	22
Interest expense	(33)	(21)	(66)	(42)
Other income (expense), net	(38)	50	(115)	(49)

Total non-operating income (expense)	(62)	39	(162)	(69)

Income before income taxes	17	146	98	229
Benefit (provision) for income taxes	(13)	(109)	6	(151)
Equity-method investment activity, net of tax	(11)	(30)	(29)	59

Net income (loss)	$(7)	$7	$75	$137

Basic earnings per share	$(0.02)	$0.02	$0.16	$0.30

Diluted earnings per share	$(0.02)	$0.01	$0.16	$0.30

Weighted average shares used in computation of earnings per share:
Basic	456	451	455	452

Diluted	456	458	463	459

(1) Includes stock-based compensation as follows:
Fulfillment	$81	$58	$142	$94
Marketing	24	16	40	28
Technology and content	155	112	274	198
General and administrative	38	35	70	61

AMAZON.COM, INC.

Consolidated Statements Of Comprehensive Income (Loss)

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$(7)	$7	$75	$137
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(4), $17, $(13), and $(21)	7	(151)	(71)	(14)
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $3, $0, $4, and $(3)	(7)	(1)	(9)	6
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax effect of $0, $0, $0, and $1	—	(2)	—	(4)

Net unrealized gains (losses) on available-for-sale securities	(7)	(3)	(9)	2

Total other comprehensive income (loss)	—	(154)	(80)	(12)

Comprehensive income (loss)	$(7)	$(147)	$(5)	$125

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
North America
Net sales	$9,495	$7,326	$18,886	$14,754
Segment operating expenses (1)	9,086	6,982	18,020	14,061

Segment operating income	$409	$344	$866	$693

International
Net sales	$6,209	$5,508	$12,888	$11,265
Segment operating expenses (1)	6,209	5,492	12,904	11,200

Segment operating income (loss)	$—	$16	$(16)	$65

Consolidated
Net sales	$15,704	$12,834	$31,774	$26,019
Segment operating expenses (1)	15,295	12,474	30,924	25,261

Segment operating income	409	360	850	758
Stock-based compensation	(298)	(221)	(526)	(381)
Other operating income (expense), net	(32)	(32)	(64)	(79)

Income from operations	79	107	260	298
Total non-operating income (expense)	(62)	39	(162)	(69)
Benefit (provision) for income taxes	(13)	(109)	6	(151)
Equity-method investment activity, net of tax	(11)	(30)	(29)	59

Net income (loss)	$(7)	$7	$75	$137

Segment Highlights:
Y/Y net sales growth:
North America	30%	36%	28%	36%
International	13	22	14	27
Consolidated	22	29	22	32
Y/Y segment operating income growth (decline):
North America	19%	61%	25%	37%
International	(99)	(91)	(125)	(81)
Consolidated	14	(7)	12	(11)
Net sales mix:
North America	60%	57%	59%	57%
International	40	43	41	43

	100%	100%	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
North America
Media	$2,173	$1,874	$4,686	$4,070
Electronics and other general merchandise	6,478	4,937	12,606	9,710
Other (1)	844	515	1,594	974

Total North America	$9,495	$7,326	$18,886	$14,754

International
Media	$2,224	$2,245	$4,769	$4,758
Electronics and other general merchandise	3,937	3,224	8,024	6,426
Other (1)	48	39	95	81

Total International	$6,209	$5,508	$12,888	$11,265

Consolidated
Media	$4,397	$4,119	$9,455	$8,828
Electronics and other general merchandise	10,415	8,161	20,629	16,136
Other (1)	892	554	1,690	1,055

Total consolidated	$15,704	$12,834	$31,774	$26,019

Y/Y Net Sales Growth:
North America:
Media	16%	18%	15%	17%
Electronics and other general merchandise	31	41	30	43
Other	64	58	64	62
Total North America	30	36	28	36
International:
Media	(1)%	8%	—%	15%
Electronics and other general merchandise	22	34	25	37
Other	22	14	18	19
Total International	13	22	14	27
Consolidated:
Media	7%	13%	7%	16%
Electronics and other general merchandise	28	38	28	41
Other	61	54	60	57
Total consolidated	22	29	22	32
Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	7%	12%	7%	17%
Electronics and other general merchandise	29	42	31	42
Other	27	20	22	23
Total International	20	28	21	30
Consolidated:
Media	11%	15%	11%	17%
Electronics and other general merchandise	30	42	30	42
Other	61	55	61	58
Total consolidated	25	32	25	33
Consolidated Net Sales Mix:
Media	28%	32%	30%	34%
Electronics and other general merchandise	66	64	65	62
Other	6	4	5	4

	100%	100%	100%	100%

(1)	Includes sales from non-retail activities, such as AWS in the North America segment, advertising services, and our co-branded credit card agreements in both segments.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,704	$8,084
Marketable securities	3,759	3,364
Inventories	5,420	6,031
Accounts receivable, net and other	2,861	3,364
Deferred tax assets	541	453

Total current assets	16,285	21,296
Property and equipment, net	8,789	7,060
Deferred tax assets	128	123
Goodwill	2,614	2,552
Other assets	1,807	1,524

Total assets	$29,623	$32,555

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,990	$13,318
Accrued expenses and other	5,745	5,684

Total current liabilities	14,735	19,002
Long-term debt	3,042	3,084
Other long-term liabilities	3,113	2,277
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 480 and 478
Outstanding shares — 457 and 454	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	8,893	8,347
Accumulated other comprehensive loss	(319)	(239)
Retained earnings	1,991	1,916

Total stockholders’ equity	8,733	8,192

Total liabilities and stockholders’ equity	$29,623	$32,555

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,222	$3,368	$4,180	$4,245	$4,532	41%
Purchases of property and equipment (incl. internal-use software & website development) — TTM	$2,123	$2,310	$3,785	$4,068	$4,267	101%
Free cash flow (operating cash flow less purchases of property and equipment) — TTM	$1,099	$1,058	$395	$177	$265	(76%)
Free cash flow — TTM Y/Y growth (decline)	(40%)	(31%)	(81%)	(85%)	(76%)	N/A
Invested capital (1)	$10,250	$10,392	$11,181	$12,019	$13,115	28%
Return on invested capital (2)	11%	10%	4%	1%	2%	N/A
Common shares and stock-based awards outstanding	468	469	470	471	474	1%
Common shares outstanding	452	453	454	455	457	1%
Stock-based awards outstanding	16	16	16	16	17	7%
Stock-based awards outstanding — % of common shares outstanding	3.6%	3.6%	3.5%	3.4%	3.8%	N/A
Results of Operations
Worldwide (WW) net sales	$12,834	$13,806	$21,268	$16,070	$15,704	22%
WW net sales — Y/Y growth, excluding F/X	32%	30%	23%	24%	25%	N/A
WW net sales — TTM	$54,325	$57,256	$61,093	$63,978	$66,848	23%
WW net sales — TTM Y/Y growth, excluding F/X	35%	33%	29%	27%	25%	N/A
Operating income (loss)	$107	$(28)	$405	$181	$79	(26%)
Operating income — Y/Y growth (decline), excluding F/X	(34%)	(137%)	59%	1%	(9%)	N/A
Operating margin — % of WW net sales	0.8%	(0.2%)	1.9%	1.1%	0.5%	N/A
Operating income — TTM	$637	$531	$676	$665	$637	0%
Operating income — TTM Y/Y growth (decline), excluding F/X	(50%)	(48%)	(15%)	(6%)	3%	N/A
Operating margin — TTM % of WW net sales	1.2%	0.9%	1.1%	1.0%	1.0%	N/A
Net income (loss)	$7	$(274)	$97	$82	$(7)	(208%)
Net income (loss) per diluted share	$0.01	$(0.60)	$0.21	$0.18	$(0.02)	(207%)
Net income (loss) — TTM	$377	$40	$(39)	$(87)	$(101)	(127%)
Net income (loss) per diluted share — TTM	$0.82	$0.09	$(0.09)	$(0.19)	$(0.22)	(127%)
Segments
North America Segment:
Net sales	$7,326	$7,884	$12,175	$9,391	$9,495	30%
Net sales — Y/Y growth, excluding F/X	36%	33%	23%	26%	30%	N/A
Net sales — TTM	$30,587	$32,540	$34,813	$36,777	$38,945	27%
Operating income	$344	$291	$608	$457	$409	19%
Operating margin — % of North America net sales	4.7%	3.7%	5.0%	4.9%	4.3%	N/A
Operating income — TTM	$1,120	$1,268	$1,592	$1,700	$1,766	58%
Operating income — TTM Y/Y growth, excluding F/X	14%	34%	71%	72%	58%	N/A
Operating margin — TTM % of North America net sales	3.7%	3.9%	4.6%	4.6%	4.5%	N/A
International Segment:
Net sales	$5,508	$5,922	$9,093	$6,679	$6,209	13%
Net sales — Y/Y growth, excluding F/X	28%	27%	23%	21%	20%	N/A
Net sales — TTM	$23,738	$24,716	$26,280	$27,201	$27,903	18%
Net sales — TTM % of WW net sales	44%	43%	43%	43%	42%	N/A
Operating income (loss)	$16	$(59)	$70	$(16)	$—	(99%)
Operating margin — % of International net sales	0.3%	(1.0%)	0.8%	(0.2%)	0.0%	N/A
Operating income (loss) — TTM	$359	$183	$76	$11	$(6)	(102%)
Operating income — TTM Y/Y growth (decline), excluding F/X	(57%)	(68%)	(77%)	(83%)	(82%)	N/A
Operating margin — TTM % of International net sales	1.5%	0.7%	0.3%	0.0%	0.0%	N/A
Consolidated Segments:
Operating expenses (3)	$12,474	$13,574	$20,590	$15,629	$15,295	23%
Operating expenses — TTM (3)	$52,846	$55,805	$59,425	$62,267	$65,087	23%
Operating income	$360	$232	$678	$441	$409	14%
Operating margin — % of Consolidated sales	2.8%	1.7%	3.2%	2.7%	2.6%	N/A
Operating income — TTM	$1,480	$1,451	$1,668	$1,711	$1,760	19%
Operating income — TTM Y/Y growth (decline), excluding F/X	(21%)	(15%)	7%	15%	21%	N/A
Operating margin — TTM % of Consolidated net sales	2.7%	2.5%	2.7%	2.7%	2.6%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,874	$2,215	$2,903	$2,513	$2,173	16%
Media — Y/Y growth, excluding F/X	18%	15%	13%	14%	16%	N/A
Media — TTM	$8,559	$8,847	$9,189	$9,506	$9,805	15%
Electronics and other general merchandise	$4,937	$5,061	$8,503	$6,128	$6,478	31%
Electronics and other general merchandise — Y/Y growth, excluding F/X	41%	39%	24%	28%	31%	N/A
Electronics and other general merchandise — TTM	$20,226	$21,652	$23,273	$24,629	$26,169	29%
Electronics and other general merchandise — TTM % of North America net sales	66%	67%	67%	67%	67%	N/A
Other	$515	$608	$769	$750	$844	64%
Other — TTM	$1,802	$2,041	$2,351	$2,642	$2,971	65%
Supplemental International Segment Net Sales:
Media	$2,245	$2,385	$3,611	$2,545	$2,224	(1%)
Media — Y/Y growth, excluding F/X	12%	12%	7%	7%	7%	N/A
Media — TTM	$10,431	$10,590	$10,753	$10,785	$10,764	3%
Electronics and other general merchandise	$3,224	$3,497	$5,431	$4,086	$3,937	22%
Electronics and other general merchandise — Y/Y growth, excluding F/X	42%	39%	37%	32%	29%	N/A
Electronics and other general merchandise — TTM	$13,139	$13,956	$15,355	$16,238	$16,952	29%
Electronics and other general merchandise — TTM % of International net sales	55%	56%	58%	60%	61%	N/A
Other	$39	$40	$51	$48	$48	22%
Other — TTM	$168	$170	$172	$178	$187	11%
Supplemental Worldwide Net Sales:
Media	$4,119	$4,600	$6,514	$5,058	$4,397	7%
Media — Y/Y growth, excluding F/X	15%	14%	10%	10%	11%	N/A
Media — TTM	$18,990	$19,437	$19,942	$20,291	$20,569	8%
Electronics and other general merchandise	$8,161	$8,558	$13,934	$10,214	$10,415	28%
Electronics and other general merchandise — Y/Y growth, excluding F/X	42%	39%	29%	30%	30%	N/A
Electronics and other general merchandise — TTM	$33,365	$35,608	$38,628	$40,867	$43,121	29%
Electronics and other general merchandise — TTM % of WW net sales	61%	62%	63%	64%	65%	N/A
Other	$554	$648	$820	$798	$892	61%
Other — TTM	$1,970	$2,211	$2,523	$2,820	$3,158	60%
Balance Sheet
Cash and marketable securities	$4,970	$5,248	$11,448	$7,895	$7,463	50%
Inventory, net — ending	$4,380	$5,065	$6,031	$5,395	$5,420	24%
Inventory turnover, average — TTM	10.1	9.7	9.3	9.5	9.4	(7%)
Property and equipment, net	$5,097	$5,662	$7,060	$7,674	$8,789	72%
Accounts payable — ending	$7,072	$8,369	$13,318	$8,916	$8,990	27%
Accounts payable days — ending	68	75	76	68	73	8%
Other
WW shipping revenue	$469	$517	$832	$633	$646	38%
WW shipping costs	$1,054	$1,153	$1,798	$1,396	$1,364	29%
WW net shipping costs	$585	$636	$966	$763	$718	23%
WW net shipping costs — % of WW net sales	4.6%	4.6%	4.5%	4.7%	4.6%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	69,100	81,400	88,400	91,300	97,000	40%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.diapers.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Sean Boyle, 206/266-2171	Mary Osako, 206/266-9651
www.amazon.com/ir	www.amazon.com/pr